UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2022, Ecoark Holdings, Inc. (the “Company”) entered into a Securities Exchange Agreement (the “Exchange Agreement”) with HUMBL, Inc., a Delaware corporation (“HUMBL”), and Agora Digital Holdings, Inc., a Nevada corporation and majority-owned subsidiary of the Company (“Agora”). Pursuant to the Exchange Agreement, the Company agreed to transfer to HUMBL the issued and outstanding shares of Agora common stock held by the Company, constituting approximately 89% of Agora’s issued and outstanding common stock, and the line of credit promissory note issued to the Company by Agora having an outstanding balance of approximately $5.4 million which comes due on March 31, 2023, in exchange for 5,415 shares of HUMBL’s newly designated Series C Convertible Preferred Stock (the “Series C”). In addition, the Exchange Agreement contemplates that some or all of Agora’s other shareholders, consisting of Agora’s directors, officers and consultants (some of whom are also directors and officers of the Company including our Chief Executive Officer and Chief Financial Officer) who own a total of up to 5,000,000 of the outstanding shares of Agora common stock, may also execute the Exchange Agreement and exchange their shares of Agora common stock for a total of up to 585 shares of Series C.

The Series C will have a total stated value of $60 million ($10,000 per share), be convertible into a total of 1,000,000,000 shares of HUMBL common stock (calculated based on the stated value divided by $0.06 per share), and vote with the HUMBL common stock on an as-converted basis, and will have such other terms as are set forth in the Certificate of Designation.

The Exchange Agreement and the securities exchange contemplated thereby is subject to certain closing conditions which have yet to be fulfilled as of the date of this Current Report on Form 8-K, including that HUMBL file the Certificate of Designation with the Delaware Secretary of State, that the Company or Agora source a minimum of $10 million in capital for HUMBL, and that HUMBL fix its number of directors at seven and appoint two individuals designated by the Company to HUMBL’s Board of Directors. In addition, the Exchange Agreement contains a closing condition that Agora have at least $1 million in its bank account at closing.

The foregoing description of the terms of the Exchange Agreement and the Certificate of Designation of the Series C, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the form of the Exchange Agreement and the form of the Certificate of Designation of the Series C, copies of which are filed as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The transfer of the securities was exempt from registration under Section 4(a)(2) of the Securities Act of 1933. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Form of Share Exchange Agreement*
10.2	Form of HUMBL Series C Certificate of Designation**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

**	Included as Exhibit A to the form of Share Exchange Agreement filed as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 16, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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